FIRST AMENDMENT TO INVESTMENT ADVISORY AGREEMENT

This FIRST AMENDMENT to the Investment Advisory Agreement (as defined below) is made and entered into effective September 1, 2026 (the “Amendment”), by and among MORNINGSTAR FUNDS TRUST (the “Trust”), a Delaware statutory trust and MORNINGSTAR INVESTMENT MANAGEMENT LLC (the “Adviser”) a Delaware limited liability company registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

W I T N E S S E T H:

WHEREAS, the Trust and Adviser are parties to the Investment Advisory Agreement dated April 30, 2018 (the “Agreement”).

WHEREAS, the Trust and Adviser desire to amend the Agreement, on the terms and conditions set forth herein.

NOW, THEREFORE, the parties do mutually agree and promise as follows:

1.   Schedule A is deleted in its entirety and replaced with Schedule A attached hereto and incorporated herein.

2.   In the event of a conflict between the terms of this Amendment and the Agreement, the terms of the Amendment shall control.

3.   This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

4.   Except as amended by this Amendment, all other provisions of the Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers on the day and year first written above.

MORNINGSTAR FUNDS TRUST

By:

Name:	D. Scott Schilling

Title:	Chief Compliance Officer

MORNINGSTAR INVESTMENT MANAGEMENT LLC

By:

Name:	Daniel Needham

Title:	Co-President

SCHEDULE A

MORNINGSTAR FUND	EFFECTIVE DATE	FEE
Alternatives Fund	September 1, 2026	0.85%
Defensive Bond Fund	September 1, 2026	0.36%
Global Income Fund	September 1, 2026	0.35%
Global Opportunistic Equity Fund	September 1, 2026	0.47%
International Equity Fund	September 1, 2026	0.76%
Multisector Bond Fund	September 1, 2026	0.61%
Municipal Bond Fund	September 1, 2026	0.44%
Total Return Bond Fund	September 1, 2026	0.44%
U.S. Equity Fund	September 1, 2026	0.62%

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IN WITNESS WHEREOF, the parties hereto have caused this Exhibit A in the Amendment to be duly executed by their duly authorized officers on the day and year first written above.

MORNINGSTAR FUNDS TRUST

By:

Name:	D. Scott Schilling

Title:	Chief Compliance Officer

MORNINGSTAR INVESTMENT MANAGEMENT LLC

By:

Name:	Daniel Needham

Title:	Co-President